UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________

March 31, 2004 (March 31, 2004)
(Date of Report (date of earliest event reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57 th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

(212) 413-1800
(Registrant's telephone number, including area code)

None
(Former name or former address if changed since last report)

Item 5. Other Events

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

On March 31, 2004, we announced that we have increased our projections for first quarter and full year 2004 earnings per share from continuing operations to $0.41 and $1.68 - $1.74, respectively, versus our prior projections of $0.37 - $0.38 and $1.65 - $1.72, respectively. The increased projections reflect strength being experienced across all of our businesses. As previously announced, these projections include a one-time tax benefit of $0.10 per share related to the transaction with Trilegiant Corporation on January 30, 2004.

We also announced that, beginning in first quarter 2004, we will report the results of our Mortgage and Settlement Services businesses as a discrete reportable segment. Previously, these businesses had been included in our Real Estate Services segment.

We plan to announce our first quarter 2004 results after the close of trading on April 19, 2004.

A copy of the press release announcing our increased projections is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Statements about future results made herein, including the projections, and the statements contained in the exhibit attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in our Form 10-K for the period ended December 31, 2003. Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

Item 7. Exhibits

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By: /s/ Eric Bock
Eric J. Bock
Executive Vice President -- Law and Corporate Secretary

Date: March 31, 2004

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated March 31, 2004 (March 31, 2004)

EXHIBIT INDEX

Exhibit No.    Description

99    Press Release issued by Cendant Corporation on March 31, 2004.

Exhibit 99

CENDANT RAISES PROJECTIONS FOR 2004

1Q 2004 EPS from Continuing Operations Projection Increased to $0.41
Versus Prior Projection of $0.37 - $0.38

Full Year EPS from Continuing Operations Projection Increased to $1.68 - $1.74
Versus Prior Projection of $1.65 - $1.72

Increased Projections Reflect Strength Across All Businesses

New York, NY, March 31, 2004 - Cendant Corporation ( NYSE: CD) today announced that it has increased its projections for first quarter and full year 2004 earnings per share from continuing operations to $0.41 and $1.68 - $1.74, respectively, versus its prior projections of $0.37 - $0.38 and $1.65 - $1.72, respectively. The increased projections reflect strength being experienced across all of Cendant’s businesses. As previously announced, these projections include a one-time tax benefit of $0.10 per share related to the transaction with Trilegiant Corporation announced on January 30.

The Company also announced that, beginning in first quarter 2004, it will report the results of its Mortgage and Settlement Services businesses as a discrete reportable segment. Previously, these businesses had been included in the Company’s Real Estate Services segment.

Cendant’s CFO, Ronald L. Nelson stated "As we have previously indicated, the year over year comparisons for the new Mortgage and Settlement Services segment are the most challenging in the first quarter of 2004. However, the strength of the remainder of our portfolio of businesses has enabled us to increase our guidance for the first quarter as well as the full year 2004."

The Company plans to announce its first quarter 2004 results after the close of trading on April 19, 2004.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company’s Web site at www.cendant.com or by calling 877-4-INFOCD (877-446-3623).

Statements about future results made in this release, including the projections, and the statements attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant’s Form 10-K for the period ended December 31, 2003. Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

Media Contact:         Investor Contacts:
Elliot Bloom                Sam Levenson
212-413-1832           212-413-1834

                       Henry A. Diamond
                       212-413-1920